CONTRACT
                                    --------


     This agreement dated this 5th day of January shall amend the previous agreement dated October 21, 1999 by and between Regenesis holdings, Inc. (the "Company") and Gustavo Rodriguez as follows:

     WHEREAS, Employee has been working for the Company; and

     WHEREAS, the Company desires to increase employee's stock issuance; and

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

     1. The contact entered into on October 21, 1999 is hereby amended to include an additional stock issuance of 50,000 shares of the Company's common stock.

     2. Miscellaneous

         a. This amendment and the Agreement dated October 21, 1999 shall constitute the only agreement between the Corporation and Employee relating to the subject matter of Sections 1 hereof, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect.

         b. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

         c. The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

         d. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective solely to the extent of such provision, which is invalid or unenforceable within rendering invalid or unenforceable the remaining terms and conditions hereof.


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         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, and Consultant has executed this Agreement, all effective as of the day and year first above written.


REGENESIS HOLDINGS, INC.




By: /s/ Russell Adler
    -----------------
         Russell Adler
         Chairman


Employee




By: /s/ Gustavo Rodriguez
    ---------------------
     Gustavo Rodriguez